                                                                  Exhibit 23(j)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post Effective Amendment No. 7 to the Registration Statement (File No. 333-86067) of Century Capital Management Trust of our report dated January 29, 2002, appearing in the Annual Report to shareholders of Century Shares Trust for the year ended December 31, 2001. We also consent to the reference to us under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Informtion, all of which are part of such registration statement.


                                           /s/ Deloitte & Touche LLP


Boston, Massachusetts
April 30, 2002